Exhibit 5





                                   February 4, 1997

Board of Directors
The Eastern Company
112 Bridge Street
P.O. Box 460
Naugatuck, CT  06770

Re:     Issuance of Shares of The Eastern Company Common Stock Pursuant to The
Eastern Company 1995 Executive Stock Incentive Plan

Dear Sirs:

     As counsel for The Eastern Company, a Connecticut corporation (the "Company"), we have participated with the Company and its officers in the preparation for filing with the Securities and Exchange Commission ("SEC") of the Registration Statement on Form S-8 (the "Registration Statement") covering certain shares of common stock, no par value per share, of the Company (the "Shares"). The Shares will be issued pursuant to The Eastern Company 1995 Executive Stock Incentive Plan (the "Plan") upon the grant of certain shares of restricted stock or upon the exercise of certain stock options to be granted under the Plan.

     In connection with the filing of the Registration Statement, we have been asked to give our opinion, in our capacity as counsel for the Company, as to the legality of the Shares being registered, indicating whether the Shares, when granted under the Plan as shares of restricted stock or when acquired by the holders of options granted under the Plan, will be legally issued, fully paid and non-assessable.

     In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of the Company, and have made such investigation of law, and have discussed with the officers of the Company such questions of fact, as we have deemed necessary or appropriate. In rendering this opinion, we have relied upon certificates and statements of officers and directors of the Company as to factual matters, and we have assumed the genuineness of all documents submitted as copies.





















Board of Directors
The Eastern Company
February 4, 1997
page 2



     Relying on the matters stated above, and based upon and subject to the foregoing, we are of the opinion that the Shares, when granted under the Plan as shares of restricted stock or when acquired by the holders of options granted under the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8.

                                   Very truly yours,


                                   /s/ John V. Galiette
                                   John V. Galiette

JVG/hs